Exhibit 10.3

Attention Manuel O. Méndez, Chief Executive Officer

October 15, 2021

Dear Manuel:

Reference is made to that certain Employment Agreement between you and Quotient Limited (the “Company”), dated as of February 23, 2021 and amended June 7 and October 5, 2021(the “Employment Agreement”).

The “Sign-On Equity Grant” provided by your Employment Agreement in Sections 5(a) and 5(b) of Schedule 1 will be reduced by respectively 181.159 Company restricted stock units and 138.227 Company stock options which will be cancelled in due proportion of the respective vesting calendars.

in lieu thereof the Company shall promptly pay to you in cash in U.S. Dollars 1,000,000 net of social security and tax cost deductions, to further support your relocation to Switzerland.

Please indicate your agreement to the foregoing by executing this letter in the space provided below and emailing it to me.

Sincerely,

/s/ Heino von Prondzynski
Quotient Limited

By:	Heino von Prondzynski
Chairman of the Board

Acknowledged and Agreed:

/s/ Manuel O. Méndez
Manuel O. Méndez

Quotient Limited

Registered in Jersey, Channel Islands, number 109886

Registered office – 28 Esplanade, St Helier, Jersey, JE2 3QA, Channel Islands

Correspondence address—PO Box 1075, JTC House, 28 Esplanade, St Helier, Jersey, JE4 2QP, Channel Islands

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